Exhibit 99.1

Archimedes Tech SPAC Partners Co. Receives Notice from Nasdaq
Regarding Delayed Quarterly Report

NEW YORK, August 30, 2021 (GLOBE NEWSWIRE) -- Archimedes Tech SPAC Partners Co. (NASDAQ: ATSPU) (the “Company”) announced today that it received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) on August 26, 2021, stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company failed to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (“SEC”).

The Notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on Nasdaq, subject to the Company’s compliance with the continued listing requirements of Nasdaq. Subsequently, on August 27, 2021, the Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 with the SEC, which the Company believes brings it back into compliance with the Nasdaq Listing Rules.

About Archimedes Tech SPAC Partners Co.

Archimedes Tech SPAC Partners Co. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Archimedes Tech SPAC Partners Co. intends to focus its search for target businesses in the technology industry.

The Company is led by Chairman Dr. Eric R. Ball, Chief Executive Officer & President Stephen N. Cannon, Chief Operating Officer Daniel Sheehan, Chief Financial Officer Long Long and advised by its special advisor, Brent Callinicos.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Archimedes Tech SPAC Partners Co.
(650) 560 4753
Info@ArchimedesSPAC.com

2093 Philadelphia Pike #1968
Claymont, DE 19703